As filed with the Securities and Exchange Commission on December 22, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in charter)

Illinois	36-3894853
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(312) 474-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Neithercut

President and Chief Executive Officer

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(312) 474-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Imad I. Qasim

Kevin F. Blatchford

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Telephone: (312) 853-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  ☒            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities(1)	(2)	(2)

(1)	This Registration Statement also covers delayed delivery contracts which may be issued by the registrant under which the counterparty may be required to purchase debt securities covered hereby. Such contracts may be issued together with the specific debt securities to which they relate.
(2)	An unspecified and indeterminate aggregate initial offering price, number or amount of debt securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

ERP OPERATING LIMITED PARTNERSHIP

DEBT SECURITIES

From time to time we may offer our unsecured senior debt securities with an initial offering price denominated in U.S. Dollars or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of offering. When we decide to offer the debt securities, we will prepare a prospectus supplement describing the offering and the particular terms of the debt securities we are selling, which terms will include, among other things:

•	the specific title of the debt securities,

•	the amount of the offering and the offering price,

•	the form of the debt securities (which may be registered or bearer, certificated or global),

•	the denominations in which the debt securities may be offered,

•	the maturity date,

•	the rate of interest (or manner of calculation thereof) and date of payment of interest,

•	any applicable terms for redemption (at our option) or repayment (at your option),

•	terms for any sinking fund payments,

•	covenants,

•	any material United States federal income tax considerations, and

•	the exchanges upon which we intend to apply to list the debt securities, if any.

You should read this prospectus and any prospectus supplement carefully before you make an investment in our securities.

Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300.

Investing in our debt securities involves risks. Before buying our debt securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any free writing prospectus relating to any specific offering, and in other information that we file with the Securities and Exchange Commission. See “Where You Can Find More Information About Us” and “Special Note Regarding Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2008.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using an automatic shelf registration statement, we may, at any time and from time to time, sell the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information About Us.”

This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information About Us” in this prospectus.

In this prospectus, “we,” “us” and “our” refer to ERP Operating Limited Partnership, an Illinois limited partnership, and its direct and indirect subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus does not contain all of the information included in the related registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. In accordance with SEC rules and regulations, we have filed agreements and documents that we are required to file as exhibits to the registration statement. Please see such agreements and documents for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street NE, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you at the SEC’s web site at http://www.sec.gov and at our website at http://www.equityresidential.com. The contents of our website are not deemed to be part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•	Current Reports on Form 8-K filed on January 4, 2008 and December 15, 2008.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, or the “1934 Act,” after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

ERP Operating Limited Partnership

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Attention: Investor Relations

Telephone number: (888) 879-6356

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007 and under Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, both of which are incorporated herein by reference, and other similar statements contained in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

ERP OPERATING LIMITED PARTNERSHIP

We were formed to conduct the multifamily residential property business of Equity Residential, our managing general partner and an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. Equity Residential is one of the largest publicly traded real estate companies and is the largest publicly traded owner of multifamily properties in the United States of America (based on the aggregate market value of its outstanding common shares, the number of apartment units wholly-owned and total revenues earned). As of September 30, 2008, we had a national portfolio of 554 multifamily properties containing 147,326 apartment units located in 23 states and the District of Columbia. As of September 30, 2008, our properties had an average occupancy rate of approximately 95%. We are a limited partnership organized under the laws of the State of Illinois. Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

ANTICIPATED USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the debt securities for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties and the repayment of debt. Net proceeds may be temporarily invested prior to use.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our ratios of earnings before combined fixed charges to total combined fixed charges for the periods shown.

For the nine months ended September 30,(1)		For the years ended December 31,(1)
2008	2007	2007	2006	2005	2004	2003
1.12	—	—	—	1.06	—	—

(1)	For the nine months ended September 30, 2007, the coverage deficiency approximated $18.6 million. For the years ended December 31, 2007, 2006, 2004 and 2003, the coverage deficiency approximated $2.4 million, $29.9 million, $42.9 million and $82.5 million, respectively. All ratios have been reduced due to the disposition of properties which resulted in the inclusion of those properties in discontinued operations for all periods presented. For all periods presented, the ratios have been further reduced due to non-cash depreciation expense charges and premiums on the redemption of preference units and/or preference interests. We were in compliance with our unsecured public debt covenants for all periods presented.

Ratio of earnings before combined fixed charges to total combined fixed charges represents the ratio of income from continuing operations plus fixed charges (primarily interest and other financing costs incurred) and less preferred distributions to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such debt securities.

The debt securities will be issued pursuant to an indenture, dated as of October 1, 1994 (the “original indenture”), as supplemented by the first supplemental indenture thereto, dated as of September 9, 2004, the second supplemental indenture thereto, dated as of August 23, 2006, and the third supplemental indenture thereto, dated as of June 4, 2007 (the “Third Supplemental Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as successor in trust to J.P. Morgan Trust Company, National Association, as successor in trust to Bank One Trust Company, NA, as successor to The First National Bank of Chicago, as trustee (collectively, the “Indenture”). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, or as described above under “Where You Can Find More Information About Us.” The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the debt securities. Capitalized terms used in this prospectus that are not defined herein have the meanings set forth in the Indenture. All section references appearing below refer to sections of the Indenture or to the Third Supplemental Indenture.

General

The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Unless otherwise specified in the applicable prospectus supplement, neither Equity Residential, our parent company, nor any of our subsidiaries has any obligation for payment (principal, interest, premium, if any, or other) on the debt securities. The debt securities may be issued in one or more series, as determined by the Board of Trustees of Equity Residential, as our general partner, or as established in the Indenture or in one or more supplements to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series (Section 301).

There may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to that series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609). Except as otherwise indicated in the Indenture, any action described in the Indenture to be taken by the Trustee may be taken by each Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee under the Indenture.

The prospectus supplement will contain the specific terms relating to the series of debt securities being offered, including without limitation:

(1) the title of the debt securities;

(2) the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

(3) the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4) the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

(5) the rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

(6) the date or dates, or the method for determining the date or dates, from which any interest on the debt securities will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which such dates shall be determined, the person to whom interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where, if other than or in addition to the Borough of Manhattan, City of New York,

(x) the principal of (and premium and make-whole amounts, if any) and interest, if any, on debt securities will be payable,

(y) debt securities may be surrendered for conversion or registration of transfer or exchange and

(z) notices or demands to or upon us in respect of debt securities and the Indenture may be served;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option, if we are to have this option;

(9) our obligation, if any, to redeem, repay or purchase debt securities at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices as to which and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to this obligation;

(10) if other than United States dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11) whether the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, the basis for such formula, if any, and the manner in which amounts shall be determined;

(12) any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants set forth in the Indenture;

(13) whether the debt securities will be issued in certificated or book-entry form;

(14) whether the debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

(15) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture;

(16) whether and under what circumstances we will pay additional amounts as contemplated in the Indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such payment; and

(17) any other terms of the debt securities not inconsistent with the provisions of the Indenture (Section 301).

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity (“Original Issue Discount Securities”). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Except as set forth below under “Certain Covenants” and “Other Indenture Covenants That Only Apply To Certain Previously Issued Debt Securities,” the Indenture does not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, restrictions on ownership and transfers of Equity Residential’s common shares and preferred shares of beneficial interest are designed to preserve Equity Residential’s status as a REIT and, therefore, may act to prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information concerning any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the registered securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the Trustee, located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the Trustee, notice whereof shall be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, registration of transfer or exchange thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any paying, transfer or other agent (in addition to the Trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any agent or approve a change in the location through which any agent acts, except that we will be required to maintain a transfer agent in each place of payment for the applicable series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor the Trustee shall be required to:

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other entity, provided that

(1) we will be the continuing entity, or the successor entity will be an entity organized and existing under the laws of the United States or a state thereof and will expressly assume payment of the principal of and premium (if any) and any interest (including all additional amounts, if any, payable pursuant to Section 1012) on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

(2) immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any of our subsidiaries as a result thereof as having been incurred by us, or our subsidiary at the time of such transaction, no event of default under the Indenture, and no event which after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3) an officers’ certificate of Equity Residential, as our general partner, and a legal opinion covering these conditions shall have been delivered to the Trustee (Sections 801 and 803).

Certain Covenants

This section describes promises we make with respect to our securities issued pursuant to the Indenture. Debt securities issued under the Indenture prior to June 4, 2007, the date of the Third Supplemental Indenture, have the benefits of certain covenants which are more restrictive on us and our subsidiaries than the covenants applicable to the debt securities issued after June 4, 2007, including debt securities offered pursuant to this prospectus . See— “Other Indenture Covenants That Only Apply to Certain Previously Issued Debt Securities.”

Covenants Contained in Third Supplemental Indenture

Limitation on Outstanding Debt. We will not, and will not permit any subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are Equity Residential, us and/or any of our Subsidiaries (but only so long as such Debt is held solely by any of Equity Residential, us and any subsidiary)) that is subordinate in right of payment of the debt securities, if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds of that Debt, our total Debt would exceed 65% of our Total Assets at the reporting date.

Ratio of Consolidated EBITDA to Annual Service Charge. We will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated EBITDA to the Maximum Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the incurrence of the additional Debt is less than 1.5, on a pro forma basis after giving effect to the incurrence of the additional Debt and to the application of the proceeds from that Debt, and calculated on the assumption that:

•

the additional Debt and any other Debt incurred by us and our Subsidiaries since the first day of the applicable four-quarter period and the application of the proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

•

the repayment or retirement of any other Debt repaid or retired by us and our Subsidiaries since the first day of that four-quarter period occurred at the beginning of that period, except that in determining the amount of Debt repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of that Debt during that period;

•

in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of that four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition being included in that pro forma calculation;

•	any income earned as a result of any increase in Total Assets since the end of that four-quarter period had been earned, on an annualized basis, for that period; and

•

in the case of any acquisition or disposition of any asset or group of assets by us or any of our Subsidiaries since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition or disposition being included in that pro forma calculation.

Secured Debt. In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any subsidiary if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from that Debt, the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any subsidiary is greater than 40% of our Total Assets.

Unencumbered Assets. In addition to the covenants described above, the Third Supplemental Indenture also requires us to maintain Total Unencumbered Assets of not less than 125% of the aggregate outstanding principal amount of our Unsecured Debt.

For purposes of the foregoing covenants regarding the limitation on the incurrence of Debt, Debt shall be deemed to be “incurred” by us and our subsidiaries on a consolidated basis whenever we or any of our subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof (Third Supplemental Indenture).

In this section entitled “—Covenants Contained in the Third Supplemental Indenture,” we use several terms that have special meanings relevant to the promises we make for the benefit of the holders of debt securities issued after June 4, 2007. We define these terms as follows:

“Acquired Debt” means Debt of an entity (i) existing at the time such entity becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from such entity, in each case, other than Debt incurred in connection with, or in contemplation of, such entity becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any entity or the date the acquired entity becomes a subsidiary (Third Supplemental Indenture).

“Debt” means any indebtedness of ours or any subsidiary, whether or not contingent, in respect of

(1) borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary,

(3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or

(4) any lease of property by us or any subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness incurred under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of ours or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, indebtedness of another person other than us or any subsidiary, it being understood that Debt shall be deemed to be incurred by us and our subsidiaries on a consolidated basis whenever we or our subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof (Section 101).

“Capitalization Rate” means 6.75% (Third Supplemental Indenture).

“Capitalized Property Value” means, as of any date, the aggregate sum of all Property EBITDA for each of our properties for the prior four quarters and capitalized at the applicable Capitalization Rate, provided, however, that if the value of a particular property calculated in accordance with this definition is less than the undepreciated book value of that property determined in accordance with GAAP, the undepreciated book value shall be used in lieu thereof with respect to that property (Third Supplemental Indenture).

“Consolidated EBITDA” means, for any period of time, without duplication, net earnings or losses, including the net incremental gains or losses on sales of condominium units, vacant land and other non-depreciated real property and excluding net derivative gains or losses and gains or losses on dispositions of REIT depreciable real estate investments as reflected in the reports filed by us under the 1934 Act, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense, including prepayment penalties; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as we determine in good faith; and (6) minority interest. In each case for such period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of those assets from service as if the placement of those assets in service or removal of those assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period (Third Supplemental Indenture).

“Maximum Annual Service Charge” for any period means the amount payable (including, if determined on a pro forma basis, the maximum amount which may become payable) in any 12-month period for interest on Debt (Section 101).

“Property EBITDA” is defined as, for any period of time, without duplication, net earnings or losses, excluding net derivative gains or losses and gains or losses on dispositions of real estate, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense, including prepayment penalties; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith by us, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as determined in good faith by us; and (6) minority interest. In each case for the relevant period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include corporate level general and administrative expenses and other corporate expenses such as land holding costs, employee and trustee stock and stock option expense and pursuit cost write-offs as we determine in good faith (Third Supplemental Indenture).

“Stabilized Property” means (1) with respect to an acquisition of an income producing property, a property becomes stabilized when we or our Subsidiaries have owned the property for at least 4 full quarters and (2) with respect to new construction or redevelopment property, a property becomes stabilized 4 full quarters after the earlier of (a) 18 months after substantial completion of construction or redevelopment, and (b) the quarter in which the physical occupancy level of the property is at least 93% (Third Supplemental Indenture).

“Total Assets” mean, solely for the purposes of the covenants contained in the Third Supplemental Indenture, the sum of: (1) for Stabilized Properties, Capitalized Property Value; and (2) for all other assets of ours and our Subsidiaries, undepreciated book value as determined in accordance with GAAP (but excluding accounts receivable and intangibles) (Third Supplemental Indenture). With respect to the covenants described under the caption “—Covenants Contained in the Indenture Applicable to the Debt Securities” the term “Total Assets” has the meaning set forth below in that section.

“Total Unencumbered Assets” means the sum of: (1) the Capitalized Property Values of Stabilized Properties not subject to an encumbrance and (2) for all other assets of ours and our Subsidiaries not subject to an encumbrance, undepreciated book value of such assets as determined in accordance with GAAP (but excluding accounts receivable and intangibles) (Third Supplemental Indenture).

“Unsecured Debt” means all Debt of ours and our Subsidiaries except Secured Debt (Third Supplemental Indenture).

Covenants contained in the Indenture Applicable to the Debt Securities.

Restrictions on Distributions. We will not make any distribution in respect of our partnership interests, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in our capital for the purpose of acquiring interests in real property or otherwise) if, immediately after the distribution the aggregate of all distributions made since March 31, 1993 shall exceed our and our subsidiaries’ Funds from Operations from March 31, 1993 until the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the distribution; provided, however, that the foregoing limitation shall not apply to any distribution which is necessary to maintain Equity Residential’s status as a REIT under the Internal Revenue Code, if the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets (as defined in the original indenture, Section 1004). Notwithstanding the foregoing, we will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration the payment would have complied with the provisions of the immediately preceding paragraph (Section 1005).

“Funds from Operations” for any period means our Consolidated Net Income for the period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis in accordance with GAAP (Section 101).

“Consolidated Net Income” for any period means the amount of our consolidated net income (or loss) and that of our subsidiaries for such period determined on a consolidated basis in accordance with GAAP (Section 101).

“Total Assets” as of any date means the sum of (1) our and our subsidiaries’ Undepreciated Real Estate Assets and (2) all other assets of ours and our subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable) (Section 101).

“Undepreciated Real Estate Assets” as of any date means the amount of real estate assets of ours and our subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP (Section 101).

Existence. Except as permitted under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business, and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities (Section 1006).

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we shall not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (Section 1007).

Insurance. We will and will cause each of our subsidiaries to keep all insurable properties insured against loss or damage at least equal to their then fully insurable value with financially sound and reputable insurers (Section 1008).

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or our subsidiaries’ income, profits or property, and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

Provision of Financial Information. The holders of the debt securities will be provided with copies of our annual reports and quarterly reports. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) if we were so subject, such documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file such documents if we were so subject. We will also in any event

(1) within 15 days of each required filing date (x) transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections and (y) file with the Trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

(2) if filing such documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder (Section 1010).

As used herein,

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any series of debt securities, the excess, if any, of (1) the aggregate present value as of the date of the redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of that dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which the principal and interest would have been payable if the redemption or accelerated payment had not been made, over (2) the aggregate principal amount of the series of debt securities being redeemed or paid.

“Reinvestment Rate” means 0.25% (one-fourth of one percent) plus the yield under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

“subsidiary” means a corporation, a limited liability company or a partnership, a majority of the outstanding voting stock or limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by us or by one or more other of our subsidiaries. For the purposes of this definition, “voting stock” means stock or interests having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock or interests has such voting power by reason of any contingency (Section 101).

Other Indenture Covenants That Only Apply to Certain Previously Issued Debt Securities

The covenants set forth in Section 1004 of the original indenture and Article Two of the second supplemental indenture (the “non-applicable covenants”) do not apply to the debt securities offered pursuant to this prospectus. We do have outstanding debt securities which have the benefits of the non-applicable covenants, which are more restrictive on us and our subsidiaries.

Additional Covenants and/or Modifications to the Covenants Described Above

Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

The Indenture provides that the following events are “events of default” with respect to the debt securities issued thereunder:

(1) default in the payment of any interest on or Additional Amounts with respect to any debt security of such series when due and payable and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

(3) default in the performance, or breach, of any other covenant or warranty of ours contained in the Indenture (other than a covenant or warranty added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture;

(4) a default under any bond, debenture, note or other evidence of indebtedness of ours, or under any mortgage, indenture or other instrument of ours under which there may be issued or by which there may be secured any indebtedness of ours (or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given to us by the trustee or by the holders of at least 10% in principal amount of the outstanding debt securities of that series a written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled;

(5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours, any Significant Subsidiary or all or substantially all of our or their property; and

(6) any other event of default provided with respect to the debt securities of a particular series. (Section 501).

“Significant Subsidiary” means any subsidiary of ours which is a “Significant Subsidiary” (within the meaning of Regulation S-X, promulgated under the Securities Act).

If an event of default under the Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal of (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) and premium (if any) on all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series may rescind and annul such declaration and its consequences if

(1) we shall have paid or deposited with the Trustee all required payments of the principal of and premium (if any) and interest on the outstanding debt securities of such series that have become due otherwise than by such declaration of acceleration, plus certain fees, expenses, disbursements and advances of the Trustee, and

(2) all events of default, other than the non-payment of accelerated principal or interest, with respect to the debt securities of such series have been cured or waived as provided in the Indenture (Section 502).

The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of or premium (if any) or interest on or Additional Amounts payable in respect of any debt security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby (Section 513).

The Trustee will be required to give notice to the holders of debt securities within 90 days of a default under the Indenture, unless the default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium (if any) or interest on or any Additional Amounts with respect to any debt security) if and so long as the responsible officers of the Trustee consider such withholding to be in the interest of those holders (Section 601).

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium (if any) and interest on such debt securities at the respective due dates thereof (Section 508).

Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (Section 512).

Within 120 days after the end of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers of Equity Residential as to the officer’s knowledge of our compliance with all conditions and covenants under the Indenture, and, in the event of any noncompliance, specifying each instance of noncompliance and the nature and status thereof (Section 1011).

Modification of the Indenture

Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(1) change the stated maturity of the principal of (or premium, if any, on), or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or premium payable upon the redemption of, any debt security;

(3) adversely affect any right of repayment at the option of the holder of any debt security;

(4) change the place of payment, or the currency, for payment of principal of any debt security or any premium or interest on any debt security;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

(6) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

(7) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby have the right to waive our compliance with certain covenants in the Indenture (Section 1013).

Modifications and amendments of the Indenture may be permitted to be made by us and the Trustee without the consent of any holders of debt securities for any of the following purposes:

(1) to evidence the succession of another person as obligor under the Indenture;

(2) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in Indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the modification or amendment which is entitled to the benefit of such provision;

(5) to secure the debt securities;

(6) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(7) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the Indenture in any material respect; or

(8) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, debt securities owned by us, or by any other obligor upon the debt securities or any affiliate of ours, Equity Residential or of any other obligor, shall be disregarded.

The Indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the outstanding debt securities of such series, or in any such case, upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or presenting a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of any series and one or more additional series:

(1) there shall be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding debt securities of the series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such debt securities in respect of principal and premium (if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

The Indenture provides that, if the provisions of Article Fourteen of the Indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the Indenture, we may elect either

(1) to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (referred to herein as “defeasance”) (Section 1402), or

(2) to be released from its obligations with respect to such debt securities under Sections 1004 to 1010, inclusive, of the Indenture (being the restrictions described under “Certain Covenants”) and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such debt securities (referred to herein as “covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in cash or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and premium (if any) and interest on such debt securities on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

“Government Obligations” means securities that are (1) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option or the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

In the event we effect covenant defeasance with respect to any debt securities, and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (3) under “Events of Default, Notice and Waiver” with respect to Sections 1004 to 1010, inclusive, of the Indenture (which Sections would no longer be applicable to such debt securities), the amount of Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Optional Redemption of Securities

Unless otherwise indicated in the prospectus supplement relating to any series of debt securities, the debt securities may be redeemed at any time at our option, in whole or in part, at the redemption price set forth in the prospectus supplement to be determined at the time the debt securities are issued.

From and after notice has been given as provided in the Indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of optional redemption of any debt securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will notify the Trustee at lease 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If less than all the debt securities are to be redeemed, the Trustee shall select the debt securities to be redeemed in such manner as it shall deem fair and appropriate.

Book-Entry System

Unless otherwise indicated in the prospectus supplement, the debt securities will initially be issued in the form of one or more global debt securities, in registered form, without coupons. Unless otherwise specified in the prospectus supplement, The Depository Trust Company (“DTC”) will act as depository for the global debt securities. The global debt securities debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. You should refer to the prospectus supplement for more detailed information with respect to the issuance of definitive securities and the terms thereof, and the terms of the depositary arrangements we have made with respect to any global security.

So long as the depository, or its nominee, is the registered owner of a global debt security, such depository or such nominee, as the case may be, will be considered the owner of such global debt security for all purposes under the Indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in one or more global debt securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the Indenture. Accordingly, each person holding a beneficial interest in a global debt security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

Global debt securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global debt securities or the depository has ceased to be a clearing agency registered under the 1934 Act and, in either case, we thereupon fail to appoint a successor depository within 90 days of our receipt of notice of such an event. DTC is under no obligation to provide its services as depositary for the global debt securities of any series and may discontinue providing its services at any time. We may also decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In any such case, we have agreed to notify the trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global debt securities, certificated securities representing such debt securities will be delivered to DTC and issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such global debt securities.

The following is based solely on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with direct participants, the participants. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities through the DTC system must be made by or through direct participants, which will receive a credit for such purchases of debt securities on the records maintained by DTC or its nominee. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase; however, we expect that they receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued or in other limited circumstances.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee does not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to documents. For example, beneficial owners of global debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to beneficial owners, in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy and to whose accounts the debt securities are credited on the record date.

Principal, interest and premium payments, if any, on the global debt securities will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, to Cede & Co. is the responsibility of the trustee and us. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable; however, we take no responsibility for the accuracy of this information.

The underwriters of debt securities may be direct participants of DTC. The descriptions of the operations and procedures set forth above are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlements systems and are subject to change from time to time. None of the trustee, us or any agent for payment on or registration of transfer or exchange of any debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such debt security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the debt securities to one or more underwriters for public offering and sale by them or may sell the debt securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the debt securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the debt securities will be set forth in the applicable prospectus supplement. The prospectus supplement may further state that such underwriters may allow discounts, concessions or commissions to participating dealers. Underwriters, dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If the applicable prospectus supplement indicates, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The amount of each contract and the aggregate principal amount of debt securities sold pursuant to contracts shall be the respective amounts stated in the applicable prospectus supplement. Contracts, when authorized, may be made with institutions such as commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (1) the purchase by an institution shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which an institution is subject, and (2) if the debt securities are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the debt securities less the principal amount thereof covered by contracts.

Some of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

Our consolidated financial statements and schedule appearing in our Current Report on Form 8-K dated December 15, 2008, the effectiveness of internal control over financial reporting as of December 31, 2007 included in our Form 10-K for the year ended December 31, 2007, and the Statements of Revenue and Certain Expenses of the Florida Portfolio, Berkeley Portfolio, Teresina at Lomas Verdes, Upper West Side Portfolio and Greenwood Properties included in our Current Report on Form 8-K dated January 4, 2008, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule, the effectiveness of internal control over financial reporting and the statements of revenue and certain expenses are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the debt securities offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by ERP Operating Limited Partnership in connection with the issuance and distribution of the securities being registered hereby:

Registration Fee	$ (1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Printing and Duplicating Expenses	(2)
Miscellaneous	(2)

Total	$ (2)

(1)	Under Rules 456(b) and 457(r), the registration fee will be paid at the time of any particular offering of debt securities under this registration statement.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	INDEMNIFICATION OF TRUSTEES AND OFFICERS

Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. Equity Residential’s Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law, effective October 1, 1994, permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (“MGCL”) for directors and officers of Maryland corporations. In accordance with the MGCL, Equity Residential’s bylaws require it to indemnify (a) any present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at Equity Residential’s express request who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former trustee or officer or any individual who, while a trustee or officer served or is serving as a trustee, officer, director, shareholder or partner of another entity at Equity Residential’s express request against any claim or liability to which he may become subject by reason of service in such capacity unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) any present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, Equity Residential’s bylaws require it, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at Equity Residential’s express request made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, Equity Residential shall have received (1) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by Equity Residential as authorized by the bylaws and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by

Equity Residential if it shall ultimately be determined that the applicable standard of conduct was not met. Equity Residential’s bylaws also (x) permit Equity Residential, with the approval of the board of trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served a predecessor of Equity Residential or to any employee or agent of Equity Residential or a predecessor of Equity Residential, (y) provide that any indemnification and payment or reimbursement of the expenses permitted by the bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (z) permit Equity Residential to provide to the trustees and officers such other and further indemnification or payment or reimbursement of expenses to the fullest extent permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

Equity Residential has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that Equity Residential indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Equity Residential must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under Equity Residential’s trustees and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of Equity Residential pursuant to the foregoing provisions or otherwise, Equity Residential has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Our partnership agreement also provides for indemnification of Equity Residential and its officers and trustees to the same extent that indemnification is provided to officers and trustees of Equity Residential in its Declaration of Trust, and limits the liability of Equity Residential and its officers and trustees to us and their respective partners to the same extent that the liability of the officers and trustees of Equity Residential to Equity Residential and its shareholders is limited under Equity Residential’s Declaration of Trust.

Item 16.	EXHIBITS

1*	—	Underwriting Agreement for debt securities

4.1	—	Indenture, dated October 1, 1994, between ERP Operating Limited Partnership (the “Operating Partnership”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Indenture”) (incorporated herein by reference to an exhibit to the Operating Partnership’s Form 10/A, dated December 12, 1994, File No. 0-24920)

4.2	—	First Supplemental Indenture, dated as of September 9, 2004, to the Indenture (incorporated by reference to Exhibit 4.2 to the Operating Partnership’s Form 8-K dated September 9, 2004 and filed on September 10, 2004)

4.3	—	Second Supplemental Indenture, dated as of August 23, 2006, to the Indenture (incorporated by reference to Exhibit 4.1 to the Operating Partnership’s Form 8-K dated August 16, 2006 and filed on August 23, 2006)

4.4	—	Third Supplemental Indenture, dated as of June 4, 2007, to the Indenture (incorporated by reference to Exhibit 4.1 to the Operating Partnership’s Form 8-K dated May 30, 2007 and filed on June 1, 2007)

4.3	—	Fifth Amended and Restated Agreement of Limited Partnership of ERP Operating Limited Partnership (incorporated by reference to Exhibit 4.2 to the Operating Partnership’s Form 8-K/A dated July 23, 1998 and filed on August 18, 1998)

5	—	Opinion of Sidley Austin LLP regarding legality

12	—	Computation of Ratios of Earnings to Combined Fixed Charges (incorporated by reference to Exhibit 12 to the Operating Partnership’s Form 8-K dated and filed on December 15, 2008)

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Sidley Austin LLP (included in Exhibit 5)

24	—	Power of Attorney (included on the signature page to the Registration Statement)

25	—	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A.

*	To be filed by a current report on Form 8-K pursuant to Regulation S-K, Item 601(b)(1).

Item 17.	UNDERTAKINGS

a)	The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that (A) subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

b)	For the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

c)	The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 22, 2008.

ERP OPERATING LIMITED PARTNERSHIP

By:	Equity Residential, its general partner

	By:	/s/ DAVID J. NEITHERCUT
David J. Neithercut, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints David J. Neithercut, Mark J. Parrell and Ian S. Kaufman, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the debt securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ DAVID J. NEITHERCUT David J. Neithercut	President, Chief Executive Officer and Trustee	December 22, 2008

/s/ MARK J. PARRELL Mark J. Parrell	Executive Vice President and Chief Financial Officer	December 22, 2008

/s/ IAN S. KAUFMAN Ian S. Kaufman	First Vice President and Chief Accounting Officer	December 22, 2008

/s/ JOHN W. ALEXANDER John W. Alexander	Trustee	December 22, 2008

/s/ CHARLES L. ATWOOD Charles L. Atwood	Trustee	December 22, 2008

/s/ STEPHEN O. EVANS Stephen O. Evans	Trustee	December 22, 2008

/s/ BOONE A. KNOX Boone A. Knox	Trustee	December 22, 2008

/s/ JOHN E. NEAL John E. Neal	Trustee	December 22, 2008

/s/ DESIREE G. ROGERS Desiree G. Rogers	Trustee	December 22, 2008

/s/ SHELI Z. ROSENBERG Sheli Z. Rosenberg	Trustee	December 22, 2008

/s/ B. JOSEPH WHITE B. Joseph White	Trustee	December 22, 2008

/s/ GERALD A. SPECTOR Gerald A. Spector	Vice Chairman of the Board of Trustees	December 22, 2008

/s/ SAMUEL ZELL Samuel Zell	Chairman of the Board of Trustees	December 22, 2008